SMC Global Securities Limited

Index to Consolidated Financial Statements

Pages

Report of Independent Auditor

2

Consolidated Statements of Income for the years ended March 31, 2011,

2012 and 2013

3

Consolidated Balance Sheets as of March 31, 2012 and 2013

4

Consolidated Statements of Cash Flows for the years ended March 31, 2011,

2012 and 2013

6

Consolidated Statements of Changes in Shareholder’s Equity for the years ended March 31, 2011, 2012 and 2013

8

Notes to Consolidated Financial Statements

9-31

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors of

SMC Global Securities Limited:

In our opinion, the accompanying consolidated Balance Sheet and the related Consolidated Statements of Income, of shareholder’s equity and of cash flows present fairly, in all material respects, the financial position of SMC Global Securities Limited at March 31, 2013 and 2012 and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2013 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

AJSH & Co.

Delhi, India

July 01, 2013

SMC Global Securities Limited

Consolidated Statements of Income

For the year ended March 31, (` in thousands, except per share data)	2011	2012	2013	2013 Convenience translation into US$(unaudited)
Commission income	1,525,133	1,435,205	1,454,124	26,671
Proprietary trading, net	1,049,935	953,651	1,002,017	18,379
Distribution income, net	66,041	55,086	48,942	898
Interest and dividends	270,307	345,430	344,643	6,321
Other income	51,181	98,069	74,451	1,366
Total revenues	2,962,597	2,887,441	2,924,177	53,635
Expenses:
Exchange, clearing and brokerage fees	1,080,695	997,375	967,965	17.754
Employee compensation and benefits	1,156,777	968,547	884,357	16,221
Information and communication	103,769	97,963	62,822	1,152
Advertisement expenses	148,112	125,511	137,398	2,520
Depreciation and amortization	153,541	134,444	103,571	1,900
Interest expense	187,526	225,115	172,727	3,168
General and administrative expenses	453,772	431,098	402,386	7,381
Total expenses	3,284,192	2,980,053	2,731,226	50,096
Operating Income	(321,595)	(92,612)	192,951	3,539
Share in profits of equity investee	1,995	-	-	-
Impairment of equity investee	-	(13,205)	-	-
Income before income taxes	(319,600)	(105,817)	192,951	3,539
Income taxes	1,773	(15,092)	22,738	417
Net Income	(321,373)	(90,725)	170,213	3,122

Net Income attributable to Non-Controlling Interest	(121,899)	(35,447)	(6,240)	(114)
Fund Transferred to Statutory Reserve	-	-	2,777	51
Net Income attributable to SMC Global	(199,474)	(55,278)	173,676	3,185
Net Income	(321,373)	(90,725)	170,213	3,122
Earnings per share (Refer to note. 25):
Basic Earnings before extraordinary gain	(19.04)	(5.20)	1.57	0.03
Basic Extraordinary gain	-	-	-	-
Basic Net income	(19.04)	(5.20)	1.57	0.03
Weighted average number of shares used to compute basic earnings per share (Refer to note no. 23)	10,478,387	10,635,454	112,237,898	112,237,898
Diluted Earnings before extraordinary gain	(18.71)	(5.05)	1.57	0.03
Diluted Extraordinary gain	-	-	-	-
Diluted Net income	(18.71)	(5.05)	1.57	0.03
Weighted average number of shares used to compute diluted earnings per share	10,658,933	10,943,869	112,237,898	112,237,898

The accompanying notes are an integral part of these financial statements.

                    S.C Aggrawal

Mahesh C. Gupta

                 Chairman & Managing Director

 Vice Chairman & Managing Director

            Delhi, India

Suman Kumar

            July 01, 2013

            Company Secretary

SMC Global Securities Limited

 Consolidated Balance Sheets

As of March 31, (` in thousands)	2012	2013	2013 Convenience translation into US$ (unaudited)
Assets
Cash and cash equivalents	213,283	220,055	4,036
Receivables from clearing organizations (net of allowance for doubtful debts of ` Nil in 2012 and ` Nil in 2013)	211,472	207	4
Receivables from customers (net of allowance for doubtful debts of ` 125,030 in 2012 and ` 171,724 in 2013)	1,559,887	997,065	18,288
Due from related parties	65,192	76,838	1,409
Securities owned:
Equity Shares & Bonds, at market value	995,583	826,222	15,154
Commodities, at market value	370,540	539,345	9,893
Derivatives assets held for trading	543,906	557,445	10,225
Investments	171,741	246,571	4,523
Deposits with clearing organizations and others	3,530,004	2,930,750	53,756
Property and equipment (net of accumulated depreciation of `480,941 in 2012 and ` 555,887 in 2013)	252,279	188,484	3,457
Intangible assets (net of accumulated amortization of ` 131,214 in 2012 and ` 135,854 in 2013)	28,724	125,771	2,307
Deferred taxes, net	251,711	278,457	5,107
Other assets	1,155,300	1,627,568	29,852
Total Assets	9,349,622	8,614,778	158,011
Liabilities and Shareholder’s Equity
Payable to broker-dealers and clearing organizations	109,717	262,515	4,815
Payable to customers	2,643,708	2,545,309	46,687
Derivatives held for trading	7,210	-	-
Accounts payable, accrued expenses and other liabilities	241,610	341,805	6,269
Due to related parties	4,170	-	-
Overdrafts and long term debt	1,759,476	719,956	13,205
Total Liabilities	4,765,891	3,869,585	70,976
Commitments and contingencies (Note 29)

The accompanying notes are an integral part of these financial statements.

        S.C Aggrawal

    Mahesh C. Gupta

     Chairman & Managing Director

Vice Chairman & Managing Director

   Suman Kumar

                          Company Secretary

Delhi, India

July 01, 2013

SMC Global Securities Limited

Consolidated Balance Sheets

As of March 31, (` in thousands)	2012	2013	2013 Convenience translation into US$ (unaudited)
Shareholder’s Equity
Common Stock	109,458	226,269	4,150
(140,050,000 common stock authorized; 10,945,758 and 113,134,450 equity shares issued and outstanding as of March 31, 2012 and 2013, par value ` 10 and ` 2 as of March 31, 2012 and 2013)
Preferred Stock	-	-	-
(5,000,000 preferred stock authorized; Nil and Nil preference shares issued outstanding as of March 31, 2012 and 2013, par value ` 10)
Subscription received in advance	10,000	-	-
Additional paid in capital	3,367,249	3,644,136	66,840
Retained earnings	766,046	865,621	15,877
Accumulated other comprehensive income / (loss)	(945)	(3,830)	(70)
Total Shareholder’s Equity	4,251,808	4,732,196	86,797
Non controlling interest	331,923	12,997	238
Total Liabilities and Shareholder’s Equity	9,349,622	8,614,778	158,011

The accompanying notes are an integral part of these financial statements.

                      S.C Aggrawal

                Mahesh C. Gupta

         Chairman & Managing Director                      Vice Chairman & Managing Director

  Suman Kumar

                                        Company Secretary

Delhi, India

July 01, 2013

SMC Global Securities Limited

Consolidated Statements of Cash Flows

For the year ended March 31, (` in thousands)	2011	2012	2013	2013 Convenience translation into US$ (unaudited)
Cash flows from operating activities
Net profit	(199,474)	(55,279)	173,676	3,186
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	153,541	134,444	103,571	1,900
Deferred tax expense / (benefit)	(36,852)	(40,913)	(26,747)	(491)
Share of profits in equity investee and extraordinary gain	(1,995)	13,205	-	-
(Gain)/Loss on sale of property and equipment	(1,867)	2,611	2,011	37
(Gain)/Loss on sale of investment	(10,502)	142	(2,376)	(44)
Fair value (gain) / loss on investment	32,917	36,696	20,780	381
Fair value (gain) / loss on trading securities	(1,179)	25,743	17,095	314
Minority interest	(121,899)	(35,447)	(7,425)	(136)
Funds transferred to statutory reserve	-	-	2,777	51
Allowance for doubtful debts	50,577	68,592	43,552	799
Provision for gratuity and compensated absence	3,171	10,697	15,916	292
Changes in assets and liabilities:
Receivables from clearing organizations	(354,425)	269,415	211,265	3,875
Receivables from customers	(17,126)	(386,134)	519,271	9,524
Dues from related parties	54,027	6,478	(11,646)	(214)
Dues to related parties	(3,521)	4,170	(4,170)	(76)
Securities owned	685,978	45,010	152,265	2,793
Commodities	221,569	(138,557)	(168,805)	(3,096)
Derivatives held for trading, net	(285,897)	(242,243)	(20,748)	(380)
Deposits with clearing organizations and others	(955,770)	(1,170,657)	599,254	10,991
Other assets	95,725	37,438	(472,268)	(8,662)
Payable to broker-dealers and clearing organizations	69,658	2,314	152,798	2,803
Payable to customers	33,174	646,264	(98,399)	(1,805)
Book overdraft	38,485	26,416	(88,357)	(1,622)
Accrued expenses	47,449	(41,110)	84,279	1,546
Net cash (used in) / provided by operating activities	(504,236)	(780,705)	11,97,569	21,966
Cash flows from investing activities
Purchase of property and equipment	(77,526)	(55,791)	(50,571)	(928)
Proceeds from sale of property and equipment	12,737	6,143	16,506	303
Purchase of investments	(605,109)	(104,000)	(275,874)	(5,060)
Proceeds from sale of investments	803,491	467,029	182,640	3,350
Acquisition of intangible assets	(13,130)	(5,576)	(437)	(8)
Acquisition of subsidiaries, net of cash acquired	-	439	(518,771)	(9,515)
Net cash (used in) / provided by investing activities	120,463	308,244	(646,507)	(11,858)
Cash flows from financing activities
Net movement in overdrafts and long term debt	428,151	103,441	(951,163)	(17,446)
Proceeds from issue of share capital, net of incremental costs	-	468,750	409,758	7,515
Subscription received in advance / (refunded)	(4,536)	4,000	-	-

Net cash ( used in) / provided by financing activities	423,615	576,191	(541,405)	(9,931)
Effect of exchange rate changes on cash and cash equivalents	954	(9,692)	(2,885)	(53)
Net increase in cash and cash equivalents during the year	40,796	94,038	6,772	124
Add: Balance as of beginning of the year	78,447	119,243	213,283	3,912
Balance as of end of the year	119,243	213,283	220,055	4,036

Supplemental cash flow information:

Year ended March 31,	2011	2012	2013	2013 Convenience translation into US$ (unaudited)
Income taxes paid	45,785	54,232	93,976	1724
Interest paid	158,062	190,494	137,471	2,521

The accompanying notes are an integral part of these financial statements.

                   S.C Aggrawal

               Mahesh C. Gupta

       Chairman & Managing Director

Vice Chairman & Managing Director

Suman Kumar

                                       Company Secretary

Delhi, India

July 01, 2013

SMC Global Securities Limited
Consolidated Statements of Changes in Shareholder's Equity
(` in thousands)	Common Stock		Subscription received in advance	Additional paid in capital	Retained earning	Other reserves	Accumulated other comprehensive income/(loss)	Non controlling interest	Total
	Shares	Par value
Balance as of March 31,2011	10,478,387	104,784	6,000	2,903,173	821,324	-	8,739	139,002	3,983,022
Subscription received	-	-	4,000	-	-	-	-	-	4,000
Issue of Share	467,371	4,674	-	464,076	-	-	-	-	468,750
Consolidation of SMC Finvest due to Control on Board	-	-	-	-	-	-	-	222,404	222,404
Consolidation of Moneywise Finvest due to Control on Board	-	-	-	-	-	-	-	5,964	5,964
Net income for the year	-	-	-	-	(55,278)	-	(9,684)	(35,447)	(100,409)
Balance as of March 31,2012	10,945,758	109,458	10,000	3,367,249	766,046	-	(945)	331,923	4,583,731
Issue of Share Capital	367,687	3,677	(10,000)	406,331	-				400,008
Sub Division of Shares	45,253,780	-	-	-	-	-	-	-	-
Issue of Bonus Shares	56,567,225	113,134	-	(113,134)	-	-	-	-	-
Increase/Dilution of stake in subsidiaries	-	-	-	(16,059)	(76,879)	-	-	(325,166)	(418,104)
Share Issue Expenses				(250)					(250)
Fund Transferred to Statutory Reserve	-	-	-	-	2,777	-	-	-	2,777
Net income for the year					173,676		(2,885)	6,240	177,031
Balance as of March 31,2013	113,134,450	226,269	-	3,644,137	865,620	-	(3,830)	12,997	4,745,193
Balance as of March 31,2013 Convenience translation into US$ (unaudited)		4,150	-	66,840	15,877	-	(70)	238	87,035

The accompanying notes are an integral part of these financial statements.

                   S.C Aggrawal

               Mahesh C. Gupta

       Chairman & Managing Director

Vice Chairman & Managing Director

Suman Kumar

                                     Company Secretary

Delhi, India

July 01, 2013

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

1.

Description of Business

SMC Global Securities Limited (the “Company” or “SMC Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the National Stock Exchange of India Limited (“NSE”) in the capital market and trading and clearing member in the futures and options market. Further, the Company is trading and clearing member of NSE, MCX and USE Stock Exchange Limited in currency segment of the Exchange. Pursuant to amalgamation of SAM Global Securities Limited (“SAM”) with the Company, now the Company is also a trading member of the Bombay Stock Exchange Limited (“BSE”) in the capital market, trading and clearing member in the futures and options market and also provides depository participant services through Central Depository Services (India) Limited and National Securities Depository Limited. Its wholly owned subsidiary, SMC Comtrade is a trading and clearing member of National Commodity and Derivatives Exchange Limited (“NCDEX”), Multi Commodity Exchange of India (“MCX”), Indian Commodity Exchange Limited (“ICEX”), Ace Derivatives and Commodity Exchange Limited (“ACE”), National Multi Commodity Exchange of India Limited (“NMCE”) and National Spot Exchange Limited (“NSEL”)  in the commodity market. SMC Comex International, DMCC (“SMC Comex”), a wholly owned subsidiary of SMC Comtrade Limited holds trading and clearing membership for Dubai Gold Commodity Exchange (“DGCX”) and SMC Insurance Brokers Private Limited is also wholly owned subsidiary of SMC Comtrade Limited and holds direct broking license from IRDA (Insurance & Regulatory Development Authority of India) in the life and non life insurance. The Company is a holding company of SMC Investments and Advisors Limited (Formerly known as Sanlam Investments and Advisors (India) Limited) which is engaged in the business of portfolio management and consultancy. The Company is also holding company of SMC Capitals Limited, registered as Category I Merchant Banker with SEBI (Securities and Exchange Board of India) and of Moneywise Financial Services Private Limited, registered as Non- Banking financial Company with Reserve Bank of India (“RBI"). The Company has also formed a wholly owned subsidiary, SMC ARC Limited. The Company is holding company of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) engaged in the business of Financing and Investments. SMC has incorporated a new company SMC Securities Private Limited, a wholly owned subsidiary of SMC Finvest Limited, is engaged in the business of real estate broking and other financial services.

The Company’s shares are listed on the Delhi Stock Exchange, Ludhiana Stock Exchange, Ahmadabad Stock Exchange, Calcutta Stock Exchange in India.  Pursuant to amalgamation of SAM with the Company, now the Company is also listed on the Guwahati Stock Exchange in India.

The company has filed Draft Red Herring Prospectus (DRHP) with Securities Exchange Board of India (SEBI) on November 01, 2012 for public issue of 15,867,380 equity shares, out of which fresh issue is of 7,933,690 equity shares and offer for sale by the selling shareholder is of 7,933,690 equity shares.

After this public issue the company SMC Global Securities Limited will be listed on National Stock Exchange of India Limited (“NSE”) and Bombay Stock Exchange of India Limited (“BSE”).

The Company engages in proprietary transactions and offers a wide range of services to meet client’s needs including brokerage services, clearing member services, distribution of financial products such as mutual funds and initial public offerings.

2.

Summary of Significant Accounting Policies

Basis of Preparation

The consolidated financial statements include the accounts of SMC Global Securities Limited, its wholly-owned subsidiary (‘Group’) and their equity affiliates. The statement of income includes the results of SMC Comtrade, SMC Investments, SMC Capitals, SMC ARC, Moneywise Financial, SMC Securities,    SMC Comex and SMC Insurance, and SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited).

All significant intercompany transactions have been eliminated. The Group accounts for investments in entities that are not variable interest entities where the Group owns a voting or economic interest of 20% to 50% and/or for which it has significant influence over operating and financing decisions using the equity method of accounting. The Group’s equity in the profits/(losses) of affiliates is included in the statements of income unless the carrying amount of an investment is reduced to zero and the Group is under no guaranteed obligation or otherwise committed to provide further financial support.

The Group consolidates investments in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control.

Use of Estimates

In preparing these financial statements, management makes use of estimates concerning certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and certain revenues and expenses during the reporting period. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the financial statements, and it is possible that such changes could occur in the near term. Significant estimates and assumptions are used when accounting for certain items, such as but not limited to, valuation of securities, allowances for uncollectible accounts receivable, future obligations under employee benefit plans, useful lives of property and equipment, valuation allowances for deferred taxes and contingencies.

Foreign Currency and Convenience Translation

The accompanying financial statements are reported in Indian rupee (“INR” or “`”). The Indian rupee is the functional currency for the Group and its affiliates, other than SMC Comex. The functional currency of SMC Comex is its local currency (“AED”). Assets and liabilities of SMC Comex are translated at year-end rates of exchange, and income statement accounts are translated at weighted average rates of exchange for the year. Gains or losses resulting from foreign currency transactions are included in net income.

For the convenience of the reader, the financial statements as of and for the year ended March 31, 2013 have been translated into U.S.dollars (US$) at US$1.00 = ` 54.52 based on the spot exchange as on March 31, 2013 declared by the Federal Reserve Board, United States of America. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all. The convenience translation is unaudited.

Revenue Recognition

a) Proprietary Trading

Revenues from proprietary trading consist primarily of net trading income earned by the Group when trading as principal. Net trading income from proprietary trading represents trading gains net of trading losses. Proprietary revenue includes both realized and unrealized gains and losses. The profit and loss arising from all transactions entered into for the account and risk of the Group are recorded on a trade date basis.

Derivative financial instruments are used for trading purposes and carried at fair value. Market value for exchange-traded derivatives, principally futures and options is based on quoted market prices. The gains or losses on derivatives used for trading purposes are included in revenues from proprietary trading. Purchases and sales of derivative financial instruments are recorded on trade date. The transactions are recorded on a net basis when the legal right of offset exists.

b) Commission Income

Commission income is recognized on trade date basis as securities transactions occur. Commission income from insurance broking business is recognized on the logging in or placement of policies with the respective insurance company. The Group reports commission income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

c) Distribution Income

The Group earns distribution income on distribution of initial public offerings, mutual funds and other securities on behalf of the lead managers of those offerings, mutual funds and other securities. The Group’s primary obligation is distribution and collection of the subscription forms through its sub-broker network for which it is compensated by the lead managers. It recognizes distribution income net of distribution revenues attributable to sub-brokers when significant obligations have been fulfilled and the right to recognize revenue has been established.

d) Portfolio Management and Consultancy Services

The Group renders portfolio management services and management consultancy. It recognizes the fee income on an accrual basis in accordance with the terms of agreement and completion of service.

Securities Transactions

Securities owned consist of securities and derivative instruments used for trading purposes and for managing risk exposure in trading inventory. Proprietary security transactions are recorded on a trade date basis at fair value. Changes in fair value of securities (i.e., unrealized gains and losses) are recognized as proprietary trading revenues in the current period.

Marketable securities are valued at market value, based on quoted market prices and securities not readily marketable are valued at fair value as determined by management.

Investments

Equity securities held for purposes other than trading which do not have a readily determinable fair value, are accounted at cost or equity method of accounting subject to an impairment charge for any other than temporary decline in value.  The impairment is charged to income.  In order to determine whether a decline in value is other than temporary, the Group evaluates, among other factors, the duration and extent to which the value has been less than the carrying value, the financial condition of and business outlook for the investee, including key operational and cash flow indicators, current market conditions and future trends in the industry and the intent and ability of the Group to retain the investment for a period of time sufficient to allow for any anticipated recovery in value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities of 90 days or less at the date of acquisition.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over estimated useful life using the straight-line method. The estimated useful lives of assets are as follows:

Buildings	50 years
Equipment, vehicles and furniture	5 years
Computer hardware	3 years
Satellite equipment (“VSAT”)	10 years

Purchased Intangible Assets

Purchased intangible assets are amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of three years using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Indefinite lived intangible assets are tested annually for impairment. Determination of recoverability of long-lived assets and certain identifiable intangible assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Receivables and Payables

Customer Receivables and Payables

Customer securities transactions are recorded on a settlement date basis. Receivables from and payables to customers include amounts due on cash transactions, including derivative contracts transacted on behalf of the Group’s customers. Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the financial statements.

Brokers-Dealers and Clearing Organizations Receivables and Payables

Amounts due from and due to other broker-dealers and clearing organizations include net receivables or payables arising from unsettled regular-way transactions, failed settlement transactions and commissions.

 Allowance for Doubtful Accounts

Management estimates an allowance for doubtful accounts to reserve for potential losses from unsecured and partially secured customer accounts deemed uncollectible. The facts and circumstances surrounding each receivable from customers and the number of shares, price and volatility of the underlying collateral are considered by management in determining the allowance. Management continually evaluates its receivables from customers for collectability and possible write-off. The Group manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Membership in Exchanges

Exchange memberships owned by the Group are originally carried at cost. Adjustments to carrying value are made if the Group determines that an “other-than-temporary” decline in value has occurred. In determining whether the value of the exchange memberships the Group owns are impaired (that is, fair market value is below cost) and whether such impairment is temporary or other-than-temporary, the Group consider many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sales prices of memberships, the current condition of the particular exchange’s market structure, legal and regulatory developments affecting the particular exchange’s market structure, trends in new listings on the particular exchange, general global and national economic factors and the Group’s knowledge and judgment of the securities market as a whole.

Advertising Costs

All advertising costs are expensed as incurred.

Employee Benefits

i) Provident Fund

In accordance with Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India. The Group’s monthly contributions are charged to income in the period they are incurred. The Group has no further obligations under the plan beyond its monthly contributions.

ii) Gratuity Plan

The Group has a defined benefit retirement plan (the “Gratuity Plan”) covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary and years of employment with the Group.

The Group provides for the Gratuity Plan on the basis of actuarial valuation. All actuarial gains or losses are expensed off in the year in which they arise.

The funded status of the Group’s retirement related benefit plan is recognized in the balance sheet. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligation at March 31, the measurement date.

iii) Compensated Absence

The employees of the Group are entitled to compensated absences based on the unavailed leave balance and the last drawn salary of the respective employees. The Group has provided for the liability on account of compensated absences in accordance with ASC 710-10-25 (SFAS No. 43, "Accounting for Compensated Absences"). The Group records a liability based on actuarial valuations.

Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of enactment. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized. Due to the intent and the ability of the Group to receive dividends and/or to liquidate investments in a tax-free manner, the Group has not recorded a deferred tax liability on the undistributed earnings of equity accounted associates.

Comprehensive Earnings

Comprehensive earnings for each of the three years in the period ended March 31, 2013, was equal to the Group’s net earnings.

Earnings per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period. The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

In April 2011, the Financial Accounting Standards Board (the "FASB") issued new accounting guidance that addresses effective control in repurchase agreements and eliminated the requirement for entities to consider whether the transferor/seller has the ability to repurchase the financial assets in a repurchase agreement. This new accounting guidance was effective, on a prospective basis, for new transactions or modifications to existing transactions, on January 1, 2012. The adoption of this guidance did not have a material impact on SMC's consolidated financial position or results of operations.

Effective January 1, 2012, SMC adopted amendments from the FASB to Fair Value Accounting. The amendments clarify the application of the highest and best use, and valuation premise concepts, preclude the application of "blockage factors" in the valuation of all financial instruments and include criteria for applying the fair value measurement principles to portfolios of financial instruments. The amendments also prescribe additional disclosures for Level 3 fair value measurements and financial instruments not carried at fair value. The adoption of this guidance did not have a material impact on SMC's consolidated financial position or results of operations.

Effective January 1, 2013, SMC will be required to retrospectively adopt new accounting guidance from the Financial Accounting Standards Board ("FASB") requiring additional disclosures on the effect of netting arrangements on an entity's financial position. The disclosures relate to derivatives and securities financing agreements that are either offset on the balance sheet under existing accounting guidance or are subject to a legally enforceable master netting or similar agreement. This new guidance addresses only disclosures, and accordingly, will have no impact on SMC's consolidated financial position or results of operations.

Effective January 1, 2013, SMC will be required to adopt new accounting guidance on the presentation of comprehensive income that requires reporting the amounts reclassified out of each component of Comprehensive Income based on its source and the income statement line items affected by the reclassifications. The new guidance will primarily affect presentation, but will not impact SMC’s consolidated Financial positions or results of operation.

In December 2012, the FASB issued a proposed standard on accounting for expected credit losses. It would replace multiple existing impairment models, including an “incurred loss” model for loans, with an “expected credit loss” model. The FASB announced it would establish the effective date when it issues the final standard. SMC cannot predict at this time whether or when a final standard will be issued, when it will be effective or what its final provisions will be. It is possible that the final standard could have a material adverse impact on SMC's consolidated results of operations once it is issued and becomes effective.

       3.

 Business Combination

The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

The Company has executed following share purchase agreements dated 30th May, 2011 with SANLAM International Investment Partners Limited:

-

Purchased 24,190,000 equity shares being 59% equity interest in SMC Finvest Limited (Formerly Sanlam Investment Management (India) Limited) at ` 8.80 per share aggregating ` 212,872 on Dec.14, 2012.

-

Purchased 610,000 equity shares 61% interest in Moneywise Finvest Limited (Formerly Sanlam Trustee Company (India) Limited) at ` 9.67 per share for ` 5,899 on Dec.14, 2012.

-

Purchased 7,499,999 equity shares being 49.99% interest in SMC Investment and Advisors Limited (Formerly Sanlam Investment and Advisors (India) Limited) at ` 40 per share for ` 299,999 on Dec.28, 2012.

After the execution of the above share purchase agreements, SMC Investment and Advisors Limited and Moneywise Finvest Limited has become wholly owned subsidiaries of the Group and SMC Finvest Limited has become subsidiary company with 98% holding.

SMC Finvest Limited has subscribed 1,000,000 shares (Face Value of ` 100) in its wholly own subsidiary SMC Securities Private Limited through fresh issue during the year.

The Group allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R“Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

4.

Deposits with Clearing Organizations and Others

SMC Global / SMC Comtrade are member of the clearing organization at which it maintains cash on deposits required for the conduct of its day-to-day clearance activities. The Group also maintains deposits with its bankers as margin for credit facilities availed.

5.

Receivables from Exchange and Clearing Organizations

As of March 31,	2012	2013	2013
			US $
Receivable from clearing organizations	211,472	207	4
Total	211,472	207	4

6.

Securities Owned

Securities consist of trading securities at market values, as follows:

As of March 31,	2012	2013	2013
			US $
Equity shares and Bonds	995,583	826,222	15,154
Commodities	370,540	539,345	9,893
Total	1,366,123	1,365,567	25,047

7.

Derivatives assets held for trading

These consist of exchange traded futures and options at market values, as follows:

As of March 31,	2012	2013	2013
			US $
Exchange traded derivatives held for trading	543,906	557,445	10,225
Total	543,906	557,445	10,225

8.

Other Assets

               Other assets consist of:

As of March 31,	2012	2013	2013 US $
Advance to BCCL	414,671	360,731	6,616
Prepaid expenses	67,915	43,540	799
Security deposits	54,094	48,971	898
Advance tax, net	82,409	55,363	1,015
Others	536,211	1,118,963	20,524
Total	1,155,300	1,627,568	29,852

Advances to BCCL reflect the amount paid as advance against advertisement expenses to Bennett Coleman & Co. Limited (BCCL) for the period of eight years ending on April 14, 2016.

Prepaid expenses primarily include the un-expired portion of annual rentals paid for use of leased telecommunication lines, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for telecommunications, VSAT and assets taken on operating lease.

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax and service tax, net off amount of provision for income tax.

Others primarily includes advances paid for property being taken on lease, connectivity, advertisement and legal expenses.

9.

Property and Equipment

Property and equipment consist of:

As of March 31,	2012	2013	2013 US $
Land	10,022	-	-
Building	56,084	55,982	1,027
Equipment	100,710	97,781	1,793
Furniture and Fixture	189,919	191,741	3,517
Computer Hardware	302,531	322,691	5,919
Vehicle	37,287	39,276	720
Satellite Equipment	36,667	36,900	677
Total property and equipment	733,220	744,371	13,653
Less: Accumulated depreciation	480,941	555,887	10,196
Total property and equipment, net	252,279	188,484	3,457

DDepreciation expense amounted to ` 124,405, ` 111,574 and ` 85,724 for the years ended March 31, 2011, 2012 and 2013 respectively.

Property and equipment includes following assets under capital lease:

As of March 31,	2012	2013	2013 US $
Vehicle	11,771	12,674	232
Total leased property and equipment	11,771	12,674	232
Less: Accumulated depreciation	3,659	5,185	95
Total leased property and equipment, net	8,112	7,489	137

The gross carrying amounts of fully depreciated assets included in the overall balance of property and equipment above, which are still in active use were ` 193,315 and ` 294,034 as of March 31, 2012 and 2013.

10.

Intangible Assets

Intangible assets consist of:

As of March 31,	2012	2013	2013 US $
Intangible assets subject to amortization
Software	133,158	130,245	2,389
Customer relationship	7,500	7,500	138
Intangible assets not subject to amortization
Goodwill	14,725	119,058	2,184
Membership in exchange	4,555	4,822	88
Total intangible assets	159,938	261,625	4,799
Less: Accumulated amortization	131,214	135,854	2,492
Total intangible assets, net	28,724	125,771	2,307

Amortization expense amounted to ` 29,136, ` 22,870 and ` 17,847 for the years ended March 31, 2011, 2012 and 2013 respectively.

The gross carrying value of fully amortized assets included in the intangible assets above which are still in active use were ` 99,326 and  ` 119,268 as on March 31,2012 and 2013.

The expected future annual amortization expense of intangible asset is as follows:

For the year ended March 31,
2014	3,314
2015	973
2016	329

11.

Investments

Investments consist of:

As of March 31,	2012	2013	2013 US $
Trading investment	124,226	224,685	4,121
Other investment	47,515	21,886	402
Total	171,741	246,571	4,523

As part of its corporate strategy and in the normal course of its business, the Group makes investments in the equity of companies which are engaged in businesses similar to Group’s core business.

SMC Global holds 49,000 shares, representing 40% interest in Trackon Telematics Private Limited. The Group accounts for its investment in Trackon Telematics Private Limited under equity method of accounting. In view of continuous losses and non availability of any financial information of Equity Investee, the management has decided to write off the value of investment. The carrying amount of equity investments without readily determinable market value is ` Nil and ` Nil as on March 31, 2012 and 2013.

Trading investment consists of investment in shares, mutual fund and includes ` (7,451) and ` (2,230) as of March 31, 2012 and 2013 of net unrealized gain/(loss).

12.

Overdrafts and Long Term Debt

Bank Overdrafts

The Group’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was ` 1,032,151 and ` 507,871 as of March 31, 2012 and 2013, respectively, at average effective interest rates of 11.02% and 10.90% respectively.  Fixed deposits have been placed by the Group with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

Book Overdraft

Book overdrafts were ` 197,439 and ` 109,082 at March 31, 2012 and 2013, respectively.

Long Term Debt

a)

Long-term debt outstanding comprises of loans taken against vehicles. The long-term debt was ` 4,886 and ` 3,003 at March 31, 2012 and 2013, respectively, at average effective interest rates of 9.9% and 7.49%, respectively. Long-term debt is secured by pledge of vehicles. Aggregate maturities of long-term debt subsequent to March 31, 2013, are ` 2,340 in fiscal 2014 and ` 664 in fiscal 2015.

b)

Long-term debt outstanding comprises of term loan facilities. The long-term debt was ` 525,000 and ` 100,000 at March 31, 2012 and 2013, respectively, at average effective interest rates of 12.6% and 12.6%, respectively. Aggregate maturities of long term debt subsequent to March 31, 2013 are `100,000 in fiscal 2014.

Refer Note 20 for assets pledged as collateral.

4.

Net Capital Requirements

The Group is subject to regulations of SEBI and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Company’s statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Company submits periodic reports to the regulators.

SMC Global is subject to regulations of SEBI, NSE and BSE in India. The Company is required to maintain net capital of ` 30,000 in NSE and ` 30,000 in BSE. As of March 31, 2012 and 2013, the net capital as calculated in the periodic reports was ` 1,165,176 and ` 1,582,448.

SMC Comtrade is subject to regulations of MCX and NCDEX in India, which specifies minimum net capital requirements of ` 5,000 each. As of March 31, 2012 and 2013, the net capital as calculated in the periodic reports was ` 714,647 and ` 1,015,495.

SMC Comex is subject to regulations of DGCX in Dubai. The Company is required to maintain net capital of USD 350 thousand. As of March 31, 2012 and 2013, the net capital as calculated in the periodic reports was USD 635 thousand and USD 1,422 thousand.

SMC Capital is subject to regulations of SEBI in India. The Company is required to maintain net capital of ` 50,000. As of March 31, 2012 and 2013, the net capital as calculated in the periodic reports was ` 85,983 and ` 86,834.

5.

Payable to Broker Dealers and Clearing Organizations

As of March 31,	2012	2013	2013 US $
Payable to clearing organizations	29,609	226,842	4,161
Commission payable	80,108	35,673	654
Total	109,717	262,515	4,815

6.

Accounts Payable, Accrued Expenses and Other Liabilities

As of March 31,	2012	2013	2013 US $
Security deposits	25,142	23,629	433
Accrued expenses	56,519	95,306	1,748
Other liabilities	30,454	29,024	532
Employee benefits	30,044	51,181	939
Salary payable	76,585	55,211	1,013
Others	22,866	87,454	1,604
Total	241,610	341,805	6,269

“Security deposits” primarily include deposits taken from sub-brokers for satellite equipment and deposits from employees. “Other Liabilities” includes payable towards statutory authorities and “Others” includes margin received from clients.

7.

Distribution Income

The net distribution income comprises of:

Year ended March 31,	2011	2012	2013	2013 US $
Gross distribution revenue	350,190	341,635	353,722	6,488
Less: Distribution revenues attributable to sub-brokers	284,149	286,549	304,780	5,590
Net distribution income	66,041	55,086	48,942	898

8.

Income Taxes

The provisions for income taxes consist of:

Year ended March 31,	2011	2012	2013	2013 US $
Domestic taxes
Current	38,625	25,821	49,485	907
Deferred	(36,852)	(40,913)	(26,747)	(490)
Aggregate taxes	1,773	(15,092)	22,738	417

A reconciliation of the income tax expense to the amount computed by applying the statutory income tax rate to income before income tax expense is summarized below:

Year ended March 31,	2011	2012	2013	2013 US $
Net income before taxes	(319,600)	(105,817)	192,951	3,540
Enacted tax rates in India	32.45%	32.45%	32.45%
Computed tax expense	(103,710)	(34,338)	62,603	1,148
Permanent differences
Provision for litigation reserve	324	324	324	6
Reversal of deferred tax created in earlier years	30,375	4,469	17,188	315
Other permanent differences	71,238	14,453	22.353	410
Income taxes recognized in the statement of income	1,773	(15,092)	22,738	417

Significant components of activities that gave rise to deferred tax assets and liabilities included in the financial statements are as follows:

As of March 31,	2012	2013	2013 US $
Deferred tax assets:
Provision for gratuity	7,969	11,928	219
Allowance for doubtful debts	38,907	51,727	949
Provision of SEBI settlement charges	324	324	6
Revenue/expenses not recognized for tax purposes	29,471	41,757	766
Property and equipment	26,900	45,939	843
Brought forward losses/unabsorbed depreciation	131,952	115,437	2,117
Impairment of Equity Investee	6,998	6,998	128
Others (including deferred VSAT recovery)	9,190	4,347	80
Total deferred tax assets	251,711	278,457	5,108

Deferred tax liabilities:
Total deferred tax liabilities	-	-	-
Net deferred tax (liabilities)/assets	251,711	278,457	5,108

The Group’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2010-11 and onwards. The Group continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

9.

Derivatives and Risk Management

The Group enters into exchange traded derivative contracts for trading purposes.  The Group generally enters into offsetting contracts to achieve economic hedges at prices that result in a profit spread for the Group. At March 31, 2012 and 2013, the Group had outstanding derivative contracts with notional amounts of ` 38,439,496 and ` 38,674,513 respectively, in futures and options contracts. The notional amount of a derivative contract does not change hands, it is simply used as a reference to calculate payments. Accordingly, the notional amount of the Group’s derivative contracts outstanding at March 31, 2012 and 2013 significantly exceeds the possible losses that could arise from such transactions. The fair values of outstanding derivative positions are as below:

As of March 31,	2012	2013	2013
			US $
Derivative assets	543,906	649,547	11,914
Total	543,906	649,547	11,914

As of March 31,	2012	2013	2013 US $
Derivative liabilities	7,210	92,102	1,689
Total	7,210	92,102	1,689

The Group receives collateral in connection with customer trades. Under the agreements with customers, the Group is permitted to use the securities for meeting margin/other obligation in stock exchange in whatever manner which may include pledging of shares in favour of bank and / or taking loan against the same. At March 31, 2012, the fair value of securities received as collateral under the agreements with customers was `3,653,827, and the fair value of the collateral that had been re-pledged was ` 1,957,615. At March 31, 2013, the fair value of securities received as collateral under the agreements with customers was ` 3,391,428 and the fair value of the collateral that had been re-pledged was ` 2,228,261.

(a)

Market Risk arising from Trading Activities

Market risk is the risk that price changes could affect the value of the securities positions that arise from normal trading activity. Market risk increases when markets move sharply and volatility increases.

The Group's exposure to market risk is determined by a number of factors; including size, composition and diversification of positions held, market volatility and changes in interest and foreign exchange rates. The overall level of market risk from financial instruments is often limited by other financial instruments recorded both on and off balance sheet. Management actively monitors its market risk by reviewing the effectiveness of hedging strategies and setting market risk limits. The Group manages market risk with central oversight, analysis and formation of risk policy, specific maximum risk levels to which the individual trader must adhere and continuous monitoring by the senior management.

(b) Credit Risk

Credit risk that could result from counterparties defaulting is limited for the Group’s operations that operate on regulated exchanges, since the settlement risk is essentially transferred to recognized clearing organizations. The Group’s business also includes clearing and executing trades for the accounts of customers. As such, the Group guarantees to the respective clearinghouse its customers' performance under these contracts. The Group provides clearing services of futures and options to other brokers.

The Group may require other brokers to deposit funds, thereby reducing risks associated with the clearing of futures and options. Additionally, to reduce its risk, the Group requires customers to meet, at a minimum, the margin requirements established by each of the exchanges at which the contract is traded. This margin is a deposit from the customer, which reduces the risk to the Group of failure on behalf of the customer to fulfill any obligation under the contract. To minimize its exposure to risk of loss due to market variation, the Group adjusts these margin requirements, as needed, due to daily fluctuations in the values of the underlying positions. If necessary, certain positions may be liquidated to satisfy resulting changes in margin requirements.

(c) Liquidity Risk

Liquidity risk relates to the Group’s capacity to finance security positions and liquidity requirements of exchanges and clearing organizations. The Group’s financial resources, relative to its capital employed, and the liquid nature of most of the instruments traded, limit this risk. In addition, the Group maintains credit facilities with commercial banks. At March 31, 2012 and 2013, the Group, with certain limitations, had access to ` 2,340,394 and ` 3,178,951 in unutilized bank borrowings and ` 2,88,550 and ` 2,933,550 in unutilized bank guarantees.

(d) Compliance, Legal and Operational risks

The Group operates under significant regulatory and legal obligations imposed by local governments and securities regulators. The legal and regulatory obligations under which the Group operates relate, among other things, to their financial reporting, their trading activities, capital requirements and the supervision of their employees. Failure to fulfill legal or regulatory obligations can lead to fines, censure or disqualification of management and/or staff and other measures that could have negative consequences for the Group’s activities and financial performance. Certain violations could result in them losing their trading permissions. If that were to occur, the Group would lose its ability to carry out a portion of its existing activities, which could have a material effect on the Group’s financial statements.

See Note 29 for an overview of pending regulatory and litigation matters.

4.

Employee Benefits

Gratuity Plan

The following table sets forth the status of the Gratuity Plan of SMC Group, and the amounts recognized in SMC Group balance sheets and statements of income.

As of March 31,	2011	2012	2013	2013 US $
Accumulated benefit obligation	10,506	15,689	19,920	365
Change in projected benefit obligation
Projected benefit obligation as of beginning of the year	21,519	18,543	28,157	516
Service cost	8,359	7,345	8,106	149
Interest cost	1,817	1,623	2,435	45
Benefit paid	(561)	(2,389)	(1,497)	(27)
Actuarial loss/(gain)	(8,283)	3,035	77	1
Projected benefit obligation as of end of the year	22,851	28,157	37,278	684
Change in plan assets
Employer contribution	-	500	-	-
Fair value of plan assets as of end of the year	4,693	2,747	2,188	40
Funded status of plan	(18,158)	(25,410)	(35,090)	(644)
Accrued benefit cost	(18,158)	(25,410)	(35,090)	(644)

The components of   net gratuity cost are reflected below:

Year ended March 31,	2011	2012	2013	2013 US $
Service cost	8,359	7,345	8,106	149
Interest cost	1,817	1,623	2,435	45
Amortization	(418)	(639)	(276)	(5)
Net gratuity costs	9,758	8,329	10,265	189

The assumptions used in accounting for the gratuity plans for the years ended March 31, 2011, 2012 and 2013 are set out below:

Weighted-average assumptions used to determine benefit obligations

Year ended March 31,	2011	2012	2013
Discount rate	8.4%	8.8%	8.4%
Long term rate of compensation increase	4.8%	4.6%	5.1%

Weighted-average assumptions used to determine net periodic benefit cost:

Year ended March 31,	2011	2012	2013
Discount rate	8.4%	8.8%	8.4%
Long term rate of compensation increase	4.8%	4.6%	5.1%
Expected rate of return on assets	8.4%	8.5%	8.5%

SMC Global expects to contribute ` Nil to its Gratuity plan during the year ending March 31, 2013. The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

For the year ended March 31,
2014	2,967
2015	4,684
2016 2017 2018	5,566 5,813 6,522
2019-2023	53,141

The Group makes contributions to the gratuity plan operated by a large private life insurance company in India. At March 31, 2013, allocation of plan assets between equity and debt is 60:40. The management of the Group evaluates the allocation percentage on a periodic basis and reallocates the percentage based on market conditions, risk factors etc. The discount rate is based on the Government securities yield.

Provident Fund

The Group’s contribution towards the provident fund amounted to ` 18,471, `16,736 and ` 13,858 for the years ended March 31, 2011, 2012 and 2013 respectively.

5.

Collateral and Significant Covenants

The Group has provided its assets as collateral for credit facilities availed from banks and for margin requirements with exchanges. Amounts that the Group has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of March 31,	2012	2013	2013 US $
Fixed deposits	3,126,861	2,600,805	47,704
Securities owned	532,028	262,490	4,815
Total	3,658,889	2,863,295	52,519

The fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

State Bank of Bikaner and Jaipur, one of the bankers to the Group, has created first pari-passu charge over the current assets of SMC, as a security for credit facilities provided to the Group.

The Company has obtained overdraft facility against pledge of shares from Kotak Mahindra Bank, Citi Bank, HDFC Bank, Kotak Mahindra Prime Limited and Morgan Stanley India Capital (P) Ltd. The Company has obtained overdraft facility against pledge of Term Deposits from HDFC Bank, SBBJ and Yes Bank.

SMC Global has executed an undertaking in favour of Yes Bank, one of the bankers to the Group, agreeing to continue to maintain more than 26% holding in SMC Comtrade.

The group had obtained a term loan of ` 525,000 from ICICI Bank, out of which ` 425,000 were repaid on 30th Oct., 2012 and balance outstanding is ` 100,000.  It is secured by a first pari passu charge over all its movable property (present and future) and other tangible and intangible assets, includes trade receivables and current assets. It is further secured by pledging 10% of total paid up capital by promoters. The promoters have also provided a non disposable undertaking for 10% of paid up capital of the company. The debt is also secured by personnel guarantee of directors.

6.

Related Party Transactions

The Group has entered into transaction with the following related parties during the period ended March 31, 2013:

Key management personnel
1) Mr. S. C. Aggarwal
2) Mr. M. C. Gupta
3) Mr. Ajay Garg
4) Mr. Anurag Bansal
5) Mr. Ravi Aggarwal
6) Mr. D. K. Aggarwal
7) Mr. Pradeep Aggarwal
8) Ms. Hemlata Aggarwal
9) Ms. Sushma Gupta
10) Mr. Pravin Agarwal
11) Ms. Reema Garg
12) Mr. Lalit Kumar Aggarwal
13) Mr. O. P. Agarwal
14) Ms. Shweta Aggarwal
15) Ms. Aditi Aggarwal 16) Mr. Narendra Balasia 17) Mr. Himanshu Gupta 18) Mr. Sanjeev Gupta 19) Mr. Finney Cherian

                  Other related parties (entities which are controlled or significantly influenced by the key                 management personnel and their closed relatives)

1)

SMC Share Brokers Ltd.

2)

MVR Share Trading (P) Ltd.

3)

Pulin Investments Private Limited

Joint Venture/Associate Entities

1)

Trackon Telematics Private Limited

2)

Sanlam International Investment Partners Limited

3)

Sanlam Equity Analytics (India) Private Limited

4)

Sanlam Investment Management (Pty) Limited

The transaction with the following related parties for the year ended March 31, 2011, 2012 and 2013:

              Year ended March 31, 2011

Relationship	Key Management Personnel	US $	Associate Companies	US $	Other Related Parties	US $
Rendering of Service	136	3	3,135	70	-	-
Reimbursement of expense Claimed	-	-	780	18	-	-
Reimbursement of expense Paid	-	-	1,092	25	-	-
Purchase of Fixed Assets	-	-	17,669	397	-	-
Payment of office security	-	-	1,444	32	-	-

Year ended March 31, 2012

Relationship	Key Management Personnel	US $	Associate Companies	US $	Other Related Parties	US $
Rendering of Service	231	5	2,866	56	-	-
Reimbursement of expense Claimed	-	-	353	7	-	-
Reimbursement of expense Paid	-	-	11	-	-	-
Purchase of Fixed Assets	-	-	-	-	-	-
Payment of office security	-	-	-	-	-	-

Year ended March 31, 2013

Relationship	Key Management Personnel	US $	Associate Companies	US $	Other Related Parties	US $
Rendering of Service	373	7	-	-	-	-
Reimbursement of expense Claimed	-	-	-	-	-	-
Reimbursement of expense Paid	-	-	-	-	-	-
Purchase of Fixed Assets	-	-	-	-	-	-
Payment of office security	-	-	-	-	-	-

The balance with related parties as of March 31, 2012 and 2013 comprised the following:

   Year ended March 31, 2012

Relationship	Key Management Personnel	US $	Associate companies	US $	Other related parties	US $
Amount due from related parties	-	-	21,610	425	43,582	856
Amount due to related parties	-	-	1,320	26	2,850	56

Year ended March 31, 2013

Relationship	Key Management Personnel	US $	Associate companies	US $	Other related parties	US $
Amount due from related parties	-	-	-	-	76,802	1,409
Amount due to related parties	-	-	-	-	-	-

        Payment made to key management personnel:

As of March 31,	2011	2012	2013	2013 US $
Salary and allowances	45,416	44,737	46,260	848
Sitting fee	334	352	540	1
Total	45,750	45,089	46,800	849

The services between related parties pertain to commission income/expense on execution of trades. Amount due to/from related parties include funds transferred between the Group and related parties for offsetting customer balances pending cash settlement by the customer and balances for trades executed in the normal course of business. There is no change in the method of establishing the terms.

4.

Segment

The Group follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.

The Group has recognized the following segments in the current year on the basis of Business activities carried on including by its subsidiaries, in respect of which financial statements are consolidated with the financial statements of the Company.

The accounting policies of the segments are the same as those described in note 2 – Summary of Significant Accounting Policies. Revenues and expenses are directly attributable to segments. Management evaluates performance based on stand-alone revenues and earnings after taxes for the companies in Group. The Group’s operations and customers are primarily based in India.

Year Ended March 31,	2013
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	1,529,103	666,123	278,842	59,766	2,030	71,872	542	(28,744)	2,579,534	47,314
Interest income	254,077	42,091	92	8,894	38,785	519	185	-	344,643	6,321
Interest expenses	159,610	12,221	53	-	810	-	-	-	172,727	3,168
Depreciation and amortization	67,799	13,454	9,278	5,766	2,833	4,441	-	-	103,571	1,900
Income taxes	2,918	1,139	16,880	-	307	1,710	(216)	-	22,738	417
Net Income	95,817	54,256	56,710	(37,081)	2,520	(2,472)	463	-	170,213	3,122
Total assets	8,486,183	1,854,812	238,347	163,295	815,742	117,670	24,498	(3,085,769)	8,614,778	158,011

Year ended March 31,	2012
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	1,486,663	757,028	211,423	55,537	10,911	51,683	2,591	(33,825)	2,542,011	49,951
Interest income	225,840	28,400	1,054	13,143	76,693	314	(14)	-	345,430	6,788
Interest expenses	204,052	13,666	96	2	7,285	14	-	-	225,115	4,424
Depreciation and amortization	85,703	13,671	22,380	10,903	964	823	-	-	134,444	2,642
Income taxes	(18,590)	2,026	7,027	-	694	(6,739)	490	-	(15,092)	(296)
Net Income	(25,940)	31,540	(4,341)	(97,584)	16,687	(11,730)	643	-	(90,725)	(1,783)
Total assets	7,624,961	2,062,142	209,750	199,567	1,348,140	111,110	24,036	(2,230,084)	9,349,622	183,722

5.

Common Stock

The company has allotted 467,371 equity shares of ` 10 each at premium of ` 992.95 per share, total consideration of ` 46.87 crore, on November 30, 2011 to Sanlam International Investment Partners Limited.

The company has allotted 367,687 equity shares of ` 10 each at premium of ` 1,105.10 per share, total consideration of  ` 41.00 crore, on June 29, 2012 to Sanlam International Investment Partners Limited, pursuant to share subscription agreement dated May 30, 2011.

The shares of the company, having face value of  ` 10 each were sub-divided into five shares of ` 2 each on August 10, 2012. Consequently 1,13,13,445 shares of  ` 10 each were converted into 5,65,67,225 shares of ` 2 each on the record date i.e., August 10, 2012.

The company had allotted Bonus shares in the ratio of 1:1 by capitalizing Securities Premium Reserve on August 11, 2012. Consequently subscribed share capital was increased from ` 11.31 crore (5,65,67,225 shares of ` 2 each) to subscribed share capital of ` 22.63 crore (11,31,34,450 shares of ` 2 each)

6.

Retained Earning

As per the requirement of Non Banking Financials Companies Prudential Norms issued by Reserve Bank of India, the group has created a statutory reserve of  ` 544 and ` 2,777 for the years ended March 31, 2012 and 2013 respectively for its NBFC business (under the name of wholly owned subsidiary Moneywise Financial Services Private Limited), which is included in retained earnings.

7.

Earnings Per Share

The following is a reconciliation of the equity shares used in the computation of basic and diluted earnings per equity share:

Year ended March 31	2011	2012	2013
Weighted average shares outstanding- Basic (read along with note no. 23)	10,478,387	10,635,454	112,237,898
Effect of diluted securities on account of contract with Sanlam International Investment Partners Limited for issue of equity shares	180,546	308,415	-
Weighted average shares outstanding-diluted (Par value `10 for year ending March 31, 2011 and 2012, Par value of `2 for year ending March 31, 2013)	10,658,933	10,943,869	112,237,898

Income available to common stock holders of the group used in the basic and diluted earnings per share calculation was determined as follows:

Year ended March 31	2011	2012	2013	2013 US $
Income available to the common shareholders of the group	(199,474)	(55,278)	1,76,453	3,236
Net Income available for calculating diluted earnings per share	(199,474)	(55,278)	176,453	3,236
Basic earnings per share	(19.04)	(5.20)	1.57	0.03
Diluted earnings per share	(18.71)	(5.05)	1.57	0.03

Par value of common stock for year ending March 31, 2011 and 2012 was `10 and Par value of common stock for year ending March 31, 2013 is `2, thus, the earning per share is not comparable. Proforma Earning per share is as follows (also refer note 23):

Year ended March 31	2011	2012	2013	2013 US $
Basic earnings per share	(1.90)	(0.52)	1.57	0.03
Diluted earnings per share	(1.88)	(0.51)	1.57	0.03

8.

Fair Value of Financial Instruments

Assets and liabilities for which fair value approximates carrying value:

The fair values of certain financial assets and liabilities carried at cost, including cash and cash equivalents, receivables and payables from and to clearing organizations, broker-dealers and customers and accounts payable, accrued expenses and other liabilities, approximate fair value due to their short-term nature.

Securities and trading liabilities:

The fair values of trading assets and trading liabilities are the amounts recognized in the financial statements, which are based on market prices, where available. If quoted prices are not available, fair values are determined based on book value.

Borrowings:

The carrying value of overdraft facilities approximates fair value due to the fact that interest rates are comparable with market rates.

9.

Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers of securities & commodities segment:

Year ended March 31, (in %)	2011	2012	2013
Revenue from top two customers	1.6%	0.94%	1.21%
Revenue from top five customers	2.8%	2.06%	2.59%
Revenue from top ten customers	4.5%	3.57%	4.53%

10.

Dividend

Final dividends, if proposed by the Board of Directors are payable when formally approved by the shareholders, who have the right to decrease but not increase the amount of the dividend recommended by the Board of Directors. The Board of Directors can declare interim dividends without the need for shareholders’ approval.

Dividends payable to equity shareholders are based on the net income available for distribution as reported in the Company’s unconsolidated financial statements prepared in accordance with accounting principles generally accepted in India (“Indian GAAP”). Dividends are declared and paid in Indian rupees. Net income in accordance with US GAAP may, in certain years, either not be fully available or will be additionally available for distribution to equity shareholders. Under Indian GAAP the retained earnings available for distribution to equity shareholders, subject to certain restrictions was `1,187,176,                   ` 1,195,018 and ` 1,301,018 as of March 31, 2011, 2012 and 2013 respectively.

Under the Indian Companies Act, dividends may be paid out of the profits of a company in the year in which the dividend is declared or out of the undistributed profits of previous fiscal years. Before declaring a dividend greater than 10% of the par value of its equity shares, a company is required to transfer to its reserves a minimum percentage of its profits for that year, ranging from 2.5% to 10%, depending on the dividend percentage to be declared in such year.

11.

Commitments and Contingent Liabilities

a) Operating Leases

SMC Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight-line method. Rental expense amounted to ` 145,935, ` 118,393 and ` 113,353 for the years ended March 31, 2011, 2012 and 2013 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2012 and 2013, guarantees of ` 2,710,075 and ` 3,747,575 are provided by various banks to exchange clearing houses for the Company, in the ordinary course of business, as a security for due performance and fulfillment by the Company of its commitments and obligations.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees. The commission charged generally is in the range of 0.6% to 0.8% of the guarantee amount. The Group recognizes commission expense over the period of the guarantee. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Group to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Litigation

The Group is subject to periodic inspection by governmental and regulatory agencies, which may sometimes result in adverse judgments, fines or penalties. Factors considered by management in estimating the Group’s reserves for these matters are the merits of the claims, the total cost of defending the litigation, the likelihood of a successful defense against the claims, and the potential for fines and penalties from regulatory agencies. As litigation and the resolution of regulatory matters are inherently unpredictable, the Group cannot predict with certainty the ultimate loss or range of loss related to matters where there is only a reasonable possibility that a loss may be incurred. The Group believes, based on current knowledge and after consultation with legal counsel, that the resolution of loss contingencies will not have a material adverse effect on the financial statements of the Group.

SMC Group has only one Show Cause Notice, issued by SEBI, pending as on date of reporting. Details of that show cause notice is as under;

SHOW CAUSE NOTICE UNDER REGULATIONS 25 OF SEBI (INTERMEDIARIES) REGULATIONS, 2008 VIDE NOTICE NO. EAD-4/ENQ/PKB/EIF-13/OW/22480/2010 DATED 6TH OCTOBER 2010 & further MIRSD-2/AM-KR/8588/2012 dated 16th April 2012,

SEBI issued a show cause notice dated October 6, 2010 to the Company alleging therein that the Company has violated Clauses A1, A2, and A5 and C6 of conduct for stock brokers specified in Schedule II read with Regulation 7 of SEBI (Stock Brokers and Sub-Brokers) Regulation, 1992, Clauses 1, 2 and 5 of model Clearing Member-Trading Member agreement specified by SEBI vide circular No. FITTC/DC/CIR-3468/98 dated December 3, 1998 and NSCCL circular No. NSCC/F&O/C&S/132 dated October 8, 2002 and NSCC/F&O/C&S/200/2003 dated June 17, 2003 for not collecting required margin from its trading members, wrong reporting of “margin as collected” to exchange, providing excessive exposure to its trading members and not following the policy of compulsory square-off of the positions of the trading members widening the gap between the margin and the exposure resulting in ultimate default. The Company filed their reply dated April, 19, 2010, November, 25, 2010 and May 09, 2011 denying all allegations made in show cause notice.

SEBI further issued a post enquiry show cause notice under regulation 28(1) of the SEBI (Intermediaries) Regulations, 2008 dated April 16, 2012 (“Post Enquiry Show Cause Notice”) enclosing copy of designated authority’s report dated December 12, 2011. This Show cause notice was duly clarified in writing and in addition to that Company has also submitted written clarification sought by SEBI from time to time. Further in this matter SEBI has also granted us opportunity for personal hearing and same was duly concluded on 29th January, 2013 and now the SEBI's verdict on this matter is awaited.

12.

Subsequent Events

a)

The Company has acquired 820,000 equity shares of SMC Finvest Limited from Sanlam Investment Management (Pty.) Limited on 20th April, 2013, thereby making it a wholly owned subsidiary of the company.

b)

SMC Comex International DMCC (wholly owned subsidiary of the Group) has become a Trading Member of Bahrain Financial Exchange (BFX) on 4th April, 2013.

c)

The Company has received the Observations Letter from SEBI on 10 May, 2013 with reference to its Draft Red Herring Prospectus filed on 01 November, 2012 for a proposed further public issue. The public issue can be opened for subscription within a period of 12 months of receiving this Observations Letter subject to satisfying other regulatory compliances.